CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into effective as of December 30, 2009, by and between ZST Digital Networks, Inc. (the “Company”) and Finance Access Inc. (the “Consultant”).

WHEREAS, Consultant has significant experience in providing professional services to public companies; and

WHEREAS, the Company desires to retain Consultant as an independent contractor to perform certain professional services for the Company, and Consultant is willing to perform such services, on the terms set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, Consultant and the Company agree as follows:

1.           Term of Agreement.  The term of this Agreement (the “Term”) will begin as of the date first written above, and shall continue until the twenty-four (24) month anniversary of the date first written above (the “Expiration Date”), unless terminated in accordance with section 11 herein.

2.           Services and Compensation.

(a)                 During the Term, Consultant agrees to perform the following professional services (the “Services”) for or on behalf of the Company, which include, but are not limited to:

•	Assist the Company in preparing and implementing business development plans and strategies;
•
Identify and introduce persons and entities with whom the Company may be interested in entering into strategic and/or business development relationships, at the sole discretion of the Company (the “Business Development Parties”);

•	Advise the Company with respect to entering into separate strategic business development agreements with Business Development Parties; and
•
Conduct a minimum of ten (10) site visits within the Term to the Company’s principal executive offices to meet with Company management and, among other things, interface with the Company’s internal finance department and the Company’s independent auditors.

Consultant shall provide sufficient time and commitment to perform the Services in an effective manner to the Company’s reasonable satisfaction.

(b)                 The Company shall pay Consultant Three Hundred Thousand Dollars (US$300,000) as compensation for its services under this Agreement, such amount to be paid upon entering this Agreement.

(c)                 In addition, the Company shall provide to Consultant One Million Two Hundred and Fifty Thousand Dollars (US$1,250,000) (the “Business Development Fund”), such funds to be designated as consideration to be paid to Business Development Parties who have entered into the form of professional services agreement, attached hereto as Exhibit A (the “Business Development Agreements”). The Company intends that the Business Development Fund shall be used solely for the purpose of entering into arms-length, valid and legally binding professional services agreements with the Business Development Parties, and any and all agreements, arrangements and payments with such Business Development Parties pursuant to the Business Development Agreements shall be made in full compliance with the regulatory laws of the People’s Republic of China, Hong Kong and the United States, including, but not limited to, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Regulatory Laws”). Consultant acknowledges and agrees that all agreements, arrangements and payments with the Business Development Parties pursuant to the Business Development Agreements shall be made in full compliance with the Regulatory Laws and Consultant shall take all necessary steps and measures to ensure that all such agreements, arrangements and payments do not violate any of such laws. Furthermore, the Consultant, directly or indirectly, while acting further to this Agreement, shall not (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action, (ii) make any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign from corporate funds, or (iii) make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.           Services to Other Clients.  During the Term, Consultant may represent, perform services for, or contract with additional clients, persons, or companies as Consultant, in its sole discretion, sees fit, except that, during the Term, Consultant will not enter into any agreement that interferes in any manner with Consultant’s ability to fully perform the Services contemplated hereunder to the Company’s satisfaction.

4.           Independent Contractor.  Consultant enters into this Agreement as, and will remain while this Agreement is in effect, an independent contractor.  Consultant agrees that it is not and will not become, and that it will not take any action that may result in becoming, an employee, joint venturer, or partner of the Company while this Agreement is in effect.  Consultant recognizes that it is the express intention of the parties to this Agreement that it will work as an independent contractor, and not an employee, joint venturer, or partner of the Company.  Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and Consultant.

5.           No Entitlement to Employee Benefits.  Consultant agrees that it is not entitled to the rights or benefits afforded to the Company’s employees, including disability or unemployment insurance, workers’ compensation, medical insurance, sick leave, or any other employment benefits.  Consultant agrees that it is responsible for providing, at its own expense, disability, unemployment, and other insurance, workers’ compensation, training permits, and licenses for itself.

6.           No Authority.  Consultant acknowledges that it will have no authority to act on or enter into any contract or understanding, incur any liability or make any representation on behalf of the Company.

7.           Taxes and Statutory Obligations.  Consultant acknowledges that it is solely responsible for all taxes, withholdings, and other similar statutory obligations in relation to compensation received pursuant to this Agreement further to Section 2(b) herein.

8.           Performance of Services.  The Company agrees to provide access to all documents necessary to the performance of the Services.  The Company agrees to provide access to the Company’s information system necessary for the performance of the Services.

9.           Proprietary Information.

(a)                 Consultant acknowledges that the Company is engaged in a continuous program of research, development and production respecting its business.  The Company possesses rights to information that has been created, discovered, developed or otherwise become known to it (including information developed by, discovered by or created by Consultant which arise out of its business relationship with Company and which relates to the business of the Company) which has commercial value in its business (“Proprietary Information”).  For example, Proprietary Information includes, but is not limited to, business plans and strategies, product designs, software programs, other computer programs and copyrightable material, technical drawings, product ideas, trade secrets, concepts for resolving software development issues, inventions (whether patentable or not), improvements, marketing plans, employee lists and customer lists.  Any customer lists, business contacts (including, but not limited to, venture capital firms, investment banking firms, potential acquirers), know-how and managerial experience related to the conduct of software businesses, development of software products that incorporate security features, such as access control and encryption, and the management of sales, marketing, engineering, professional services, financial and administrative functions which have general applicability to many businesses that Consultant possesses prior to the execution of this Agreement (whether or not applied to or applicable to the Company’s business) shall not be considered Proprietary Information.

(b)                 Consultant acknowledges that its business relationship with the Company creates a relationship of confidence and trust between Consultant and the Company with respect to any (i) Proprietary Information or (ii) confidential information applicable to the business of any customer or the Company or other entity with which the Company does business and which Consultant learns in connection with its business relationship.  At all times, both during its business relationship with the Company and after its termination, Consultant will keep in confidence and trust all such information, and Consultant will not use or disclose any such information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing its duties to the Company.  This obligation shall end whenever the Company places such information into the public domain and it is no longer confidential or proprietary (which shall not be deemed to occur if such information enters the public domain through improper action by Consultant).

(c)                 In addition, Consultant hereby agrees:

(i)     All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith.  Consultant hereby assigns to the Company any rights it may have or acquire in such Proprietary Information.  At all times, both during  the Term and after the termination of the Agreement, Consultant will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of the Company, except as may be necessary in the ordinary course of performing its duties to the Company.

(ii)    All documents or other media, records, apparatus, equipment and other physical property whether or not pertaining to Proprietary Information, furnished to Consultant by the Company shall be and remain the sole property of the Company.  Consultant shall return and deliver all such documents and property of the Company (including any copies thereof) immediately as and when requested by the Company, and without any request upon the termination of the Agreement.

(iii)   Consultant will disclose to the Company all improvement, inventions, works of authorship, trade secrets, computer programs, designs, formulas, mask works, processes, techniques and data, whether or not patentable (“Inventions”), which relate to the subject matter of the Agreement and which are conceived, developed or learned by it, either alone or jointly with others, during the Term.

(iv)   All Inventions which Consultant conceives or develops (in whole or in part, either alone or jointly with others) in connection with the performance of Services for the Company and which relate solely to the business of the Company or which use the Proprietary Information shall be the sole property of the Company and its assigns.  The Company and its assigns shall be the sole owner of all trade secret rights, patents, copyrights and other rights in connection therewith, and Consultant hereby assigns to the Company any rights it may have or acquire in such Inventions.

11.         Termination of Agreement.  Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement at any time and for any reason, with or without cause, by giving sixty (60) days’ advance written notice of termination to the Consultant.  Termination of this Agreement will not affect the obligations of either party arising out of events or circumstances occurring prior to such termination.  Upon termination of this Agreement, any amounts paid prior to the termination of this Agreement will not be refundable by Consultant to the Company.  Furthermore, all applicable provisions, including, without limitation, the waiver of the right to trial by jury provision and the confidentiality and non-disclosure provisions shall survive indefinitely, or to the fullest extent permitted under applicable law, regardless of any such termination.

12.         Successors and Assigns.  This Agreement shall benefit only the Company, its successors and any permitted assigns and Consultant, Consultant’s successors and any permitted assigns.  This Agreement shall not be assignable (by law or otherwise) by either party without the express written consent of the other party.

13.         Notice.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or one (1) business day after being sent by overnight mail via a recognized overnight delivery service, postage prepaid or three (3) business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and, in each case addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

14.         Applicable Law; Severability.  The Company and Consultant agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.  The Company and Consultant further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable with its terms.

15.         Entire Agreement.  This Agreement and its exhibits contain the entire understanding and agreement of the Company and Consultant regarding its subject matter, superseding any and all previous understandings, contracts and agreements, whether written or oral.  Consultant and the Company acknowledge that no representations, inducement, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this Agreement.  Any modification of this Agreement will be effective only if it is in writing signed by both Consultant and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

ZST DIGITAL NETWORKS, INC.

/s/ Zhong Bo

By: Zhong Bo

Its: Chief Executive Officer

FINANCE ACCESS INC.

/s/ Steve Cheung

By: Steve Cheung

Its: Director

Exhibit A

Form of Professional Services Agreement

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (the “Agreement”) is entered into effective as of ________________, 2009, by and between ZST Digital Networks, Inc. (the “Company”) and __________________________. (the “Service Provider”).

WHEREAS, Service Provider has significant experience in providing business development services; and

WHEREAS, the Company desires to retain Service Provider as an independent contractor to perform certain professional services for the Company, and Service Provider is willing to perform such services, on the terms set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, Service Provider and the Company agree as follows:

1.           Term of Agreement.  The term of this Agreement (the “Term”) will begin as of the date first written above, and shall continue until the twenty-four (24) month anniversary of the date first written above (the “Expiration Date”), unless terminated in accordance with section 11 herein.

2.           Services and Compensation.

(a)                 During the Term, Service Provider agrees to perform the following professional services (the “Services”) for or on behalf of the Company, which include, but are not limited to:

•	Assist the Company in implementing business development plans and strategies;
•
Identify and introduce persons and entities with whom the Company may be interested in entering into strategic and/or business relationships, at the sole discretion of the Company (the “Identified Parties”); and

•	Advise the Company with respect to entering into separate strategic agreements with the Identified Parties.

Service Provider shall provide sufficient time and commitment to perform the Services in an effective manner to the Company’s reasonable satisfaction.

(b)                 The Company shall pay Service Provider US______ Dollars ($_____) as compensation for its services under this Agreement, such amount to be paid upon entering this Agreement.

(c)                 The Company and the Service Provider intend and acknowledge that this Agreement  is made in full compliance with the regulatory laws of the People’s Republic of China, Hong Kong and the United States, including, but not limited to, any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Regulatory Laws”) and Service Provider shall take all necessary steps and measures to ensure that all actions taken by Service Provider do not violate any of such laws.  Furthermore, the Service Provider, directly or indirectly, while acting further to this Agreement, shall not (i) use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action, (ii) make any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign from corporate funds, or (iii) make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

3.           Independent Contractor.  Service Provider enters into this Agreement as, and will remain while this Agreement is in effect, an independent contractor.  Service Provider agrees that it is not and will not become, and that it will not take any action that may result in becoming, an employee, joint venturer, or partner of the Company while this Agreement is in effect.  Service Provider recognizes that it is the express intention of the parties to this Agreement that it will work as an independent contractor, and not an employee, joint venturer, or partner of the Company.  Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and Service Provider.

4.           No Authority.  Service Provider acknowledges that it will have no authority to act on or enter into any contract or understanding, incur any liability or make any representation on behalf of the Company.

5.           Taxes and Statutory Obligations.  Service Provider acknowledges that it is solely responsible for all taxes, withholdings, and other similar statutory obligations in relation to compensation received pursuant to this Agreement.

6.           Termination of Agreement.  Notwithstanding any other provision of this Agreement, the Company may terminate the Term and this Agreement at any time and for any reason, with or without cause, by giving sixty (60) advance days’ written notice of termination to the Service Provider.  Termination of this Agreement will not affect the obligations of either party arising out of events or circumstances occurring prior to such termination.  Upon termination of this Agreement, any amounts paid prior to the termination of this Agreement will not be refundable by Consultant to the Company.  Furthermore, all applicable provisions, including, without limitation, the waiver of the right to trial by jury provision and the confidentiality and non-disclosure provisions shall survive indefinitely, or to the fullest extent permitted under applicable law, regardless of any such termination.

7.           Successors and Assigns.  This Agreement shall benefit only the Company, its successors and any permitted assigns and Service Provider, Service Provider’s successors and any permitted assigns.  This Agreement shall not be assignable (by law or otherwise) by either party without the express written consent of the other party.

8.           Notice.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or one (1) business day after being sent by overnight mail via a recognized overnight delivery service, postage prepaid or three (3) business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and, in each case addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

9.           Applicable Law; Severability.  The Company and Service Provider agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions thereof.  The Company and Service Provider further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable with its terms.

10.           Entire Agreement.  This Agreement and its exhibits contain the entire understanding and agreement of the Company and Service Provider regarding its subject matter, superseding any and all previous understandings, contracts and agreements, whether written or oral.  Service Provider and the Company acknowledge that no representations, inducement, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not contained in this Agreement.  Any modification of this Agreement will be effective only if it is in writing signed by both Service Provider and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

ZST DIGITAL NETWORKS, INC.

By: Zhong Bo

Its: Chief Executive Officer

.

By:

Its: